Exhibit 99.1
Investors & Reporters May Contact:
Matt Pettoni
VP of Finance & Treasurer
(770) 418-8219
ir@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
ALL TIME RECORD THIRD QUARTER 2020 FINANCIAL RESULTS

Third quarter EPS of $4.96 per diluted share,
up 113% over prior year EPS

Record third quarter adjusted EPS of $4.08 per diluted share
(a non-GAAP measure), up 75% over prior year adjusted EPS

Record adjusted operating margin of 6.6%

Record low adjusted SG&A as a percentage of gross profit of 61.1%

Pro forma adjusted net leverage at 2.4x post acquisition

DULUTH, GA, October 27, 2020 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., reported net income for the third quarter 2020 of $96.2 million ($4.96 per diluted share) and adjusted net income (a non-GAAP measure) of $79.2 million ($4.08 per diluted share). This compares to net income of $45.0 million ($2.33 per diluted share) in the prior year quarter.
Net income for the third quarter 2020 was adjusted for a $24.7 million ($0.96 per diluted share) gain on a dealership divestiture, $1.3 million ($0.05 per diluted share) of acquisition related costs and a $0.7 million ($0.03 per diluted share) real estate related charge. There were no adjustments in the prior year quarter.
Total revenue for the third quarter was $1.8 billion, flat from the prior year period; total revenue on a same-store basis was down 5% from the prior year period.
"In addition to closing on the largest acquisition in the company’s history and increasing our size by 25%, we delivered another very strong quarter reflecting the resilience and the flexibility of our business model. We delivered a record adjusted operating margin of 6.6% and a record low adjusted SG&A as a percentage of gross profit of 61.1% in a 15.4 million SAAR environment," said David Hult, Asbury's President and Chief Executive Officer. "Our continued focus on gross profit combined with disciplined expense management enabled us to deliver the best quarterly results in our company’s history with adjusted earnings of $4.08 per share, up 75%,” Hult concluded.

Third Quarter 2020 Highlights
•New gross profit per vehicle up 73% to $2,468
•Used retail gross profit per vehicle up 43% to $2,116
•Finance and Insurance gross profit per vehicle up 11% to $1,795
•Adjusted SG&A as a percentage of gross profit decreased 780 basis points to 61.1%
•Adjusted Income from operations as percentage of revenue increased 210 basis points to 6.6%
•Adjusted EPS increased 75%
•Closed on the acquisition of Park Place Dealerships, adding $1.7 billion of annualized revenue
•Divested a Lexus dealership with approximately $90 million in annual revenues, as we reached our regional ownership cap due to acquiring two Park Place Lexus stores
•Ended the quarter with total liquidity of $385 million and a pro forma net leverage ratio of 2.4x

For the nine-month period ended September 30, 2020, the Company reported net income of $165.3 million, or $8.56 per diluted share, compared to net income of $140.8 million, or $7.30 per diluted share in the prior year period. Adjusted net income for the nine-month period ended September 30, 2020 was $162.7 million, or $8.43 per diluted share, compared to $133.6 million, or $6.92 per diluted share in the prior year, a 22% increase in adjusted earnings per share.
Additional commentary regarding the third quarter results will be provided during the earnings conference call on October 27, 2020 at 10:00 a.m. Eastern Time. The conference call will be simulcast live on the internet and can be accessed at www.asburyauto.com/company/investor-relations. A replay will be available at this site for 30 days.
In addition, a live audio of the call will be accessible to the public by calling (800) 430-8332 (domestic), or (323) 289-6581 (international); passcode – 1504679. Callers should dial in approximately 5 to 10 minutes before the call begins.
A conference call replay will be available two hours following the call for seven days, and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode – 1504679.
About Asbury Automotive Group
Asbury Automotive Group, Inc. ("Asbury"), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. Asbury currently operates 90 dealerships, consisting of 113 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates 25 collision repair centers. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, the impact of the COVID-19 pandemic, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its technology initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, including its ability to realize the expected benefits of the acquisition of the Park Place dealership group. Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2020	2019
REVENUE:
New vehicle	$957.9	$986.9	$(29.0)	(3)%
Used vehicle:
Retail	507.4	505.0	2.4	—%
Wholesale	62.1	41.9	20.2	48%
Total used vehicle	569.5	546.9	22.6	4%
Parts and service	237.2	227.6	9.6	4%
Finance and insurance, net	80.8	80.6	0.2	—%
TOTAL REVENUE	1,845.4	1,842.0	3.4	—%
GROSS PROFIT:
New vehicle	60.6	38.6	22.0	57%
Used vehicle:
Retail	43.3	33.9	9.4	28%
Wholesale	5.9	(1.5)	7.4	NM
Total used vehicle	49.2	32.4	16.8	52%
Parts and service	145.3	141.5	3.8	3%
Finance and insurance, net	80.8	80.6	0.2	—%
TOTAL GROSS PROFIT	335.9	293.1	42.8	15%
OPERATING EXPENSES:
Selling, general and administrative	206.5	202.0	4.5	2%
Depreciation and amortization	9.8	9.1	0.7	8%
Other operating expense (income), net	0.5	(0.2)	0.7	NM
INCOME FROM OPERATIONS	119.1	82.2	36.9	45%
OTHER EXPENSES (INCOME):
Floor plan interest expense	3.0	9.0	(6.0)	(67)%
Other interest expense, net	12.9	13.7	(0.8)	(6)%
Gain on divestiture	(24.7)	—	(24.7)	—%
Total other (income) expenses, net	(8.8)	22.7	(31.5)	(139)%
INCOME BEFORE INCOME TAXES	127.9	59.5	68.4	115%
Income tax expense	31.7	14.5	17.2	119%
NET INCOME	$96.2	$45.0	$51.2	114%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$5.01	$2.36	$2.65	112%
Diluted—
Net income	$4.96	$2.33	$2.63	113%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19.2	19.1	0.1	1%
Restricted stock	0.1	0.1	—	—%
Performance share units	0.1	0.1	—	—%
Diluted	19.4	19.3	0.1	1%
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2020	2019
Unit sales
New vehicle:
Luxury	6,157	6,025	132	2%
Import	13,818	15,998	(2,180)	(14)%
Domestic	4,580	5,055	(475)	(9)%
Total new vehicle	24,555	27,078	(2,523)	(9)%
Used vehicle retail	20,464	22,988	(2,524)	(11)%
Used to new ratio	83.3%	84.9%	(160) bps
Average selling price
New vehicle	$39,010	$36,447	$2,563	7%
Used vehicle retail	24,795	21,968	2,827	13%
Average gross profit per unit
New vehicle:
Luxury	$4,613	$3,270	$1,343	41%
Import	1,397	638	759	119%
Domestic	2,817	1,721	1,096	64%
Total new vehicle	2,468	1,426	1,042	73%
Used vehicle retail	2,116	1,475	641	43%
Finance and insurance, net	1,795	1,610	185	11%
Front end yield (1)	4,103	3,058	1,045	34%
Gross margin
New vehicle:
Luxury	8.2%	6.1%	210 bps
Import	4.7%	2.2%	250 bps
Domestic	6.5%	4.2%	230 bps
Total new vehicle	6.3%	3.9%	240 bps
Used vehicle retail	8.5%	6.7%	180 bps
Parts and service	61.3%	62.2%	(90) bps
Total gross profit margin	18.2%	15.9%	230 bps
SG&A metrics
Rent expense	$8.1	$6.7	$1.4	21%
SG&A as a percentage of gross profit	61.5%	68.9%	(740) bps
SG&A, excluding rent expense as a percentage of gross profit	59.1%	66.6%	(750) bps
Adjusted SG&A as a percentage of gross profit	61.1%	68.9%	(780) bps
Operating metrics
Income from operations as a percentage of revenue	6.5%	4.5%	200 bps
Income from operations as a percentage of gross profit	35.5%	28.0%	750 bps
Adjusted income from operations as a percentage of revenue	6.6%	4.5%	210 bps
Adjusted income from operations as a percentage of gross profit	36.1%	28.0%	810 bps
Revenue mix
New vehicle	51.9%	53.6%
Used vehicle retail	27.4%	27.3%
Used vehicle wholesale	3.4%	2.3%
Parts and service	12.9%	12.4%
Finance and insurance	4.4%	4.4%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	18.0%	13.2%
Used vehicle retail	12.8%	11.5%
Used vehicle wholesale	1.8%	(0.5)%
Parts and service	43.3%	48.3%
Finance and insurance	24.1%	27.5%
Total gross profit	100.0%	100.0%
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2020	2019
Revenue
New vehicle:
Luxury	$267.0	$312.2	$(45.2)	(14)%
Import	394.6	422.9	(28.3)	(7)%
Domestic	179.2	187.0	(7.8)	(4)%
Total new vehicle	840.8	922.1	(81.3)	(9)%
Used Vehicle:
Retail	451.6	464.2	(12.6)	(3)%
Wholesale	50.7	39.0	11.7	30%
Total used vehicle	502.3	503.2	(0.9)	—%
Parts and service	209.0	214.8	(5.8)	(3)%
Finance and insurance	75.1	75.2	(0.1)	—%
Total revenue	$1,627.2	$1,715.3	$(88.1)	(5)%

Gross profit
New vehicle:
Luxury	$20.6	$18.9	$1.7	9%
Import	18.2	9.9	8.3	84%
Domestic	11.6	7.6	4.0	53%
Total new vehicle	50.4	36.4	14.0	38%
Used Vehicle:
Retail	38.3	31.7	6.6	21%
Wholesale	4.9	(1.3)	6.2	NM
Total used vehicle	43.2	30.4	12.8	42%
Parts and service:
Customer pay	74.0	75.8	(1.8)	(2)%
Warranty	21.1	21.1	—	—%
Wholesale parts	5.2	5.4	(0.2)	(4)%
Parts and service, excluding reconditioning and preparation	100.3	102.3	(2.0)	(2)%
Reconditioning and preparation	26.8	31.1	(4.3)	(14)%
Total parts and service	127.1	133.4	(6.3)	(5)%
Finance and insurance	75.1	75.2	(0.1)	—%
Total gross profit	$295.8	$275.4	$20.4	7%

SG&A expense	$185.3	$190.8	$(5.5)	(3)%
SG&A expense as a percentage of gross profit	62.6%	69.3%	(670) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Three Months Ended September 30,		Increase (Decrease)		% Change
	2020	2019
Unit sales
New vehicle:
Luxury	4,834	5,790	(956)		(17)%
Import	13,202	14,922	(1,720)		(12)%
Domestic	4,181	4,592	(411)		(9)%
Total new vehicle	22,217	25,304	(3,087)		(12)%
Used vehicle retail	18,815	21,070	(2,255)		(11)%
Used to new ratio	84.7%	83.3%	140 bps

Average selling price
New vehicle	$37,845	$36,441	$1,404		4%
Used vehicle retail	24,002	22,031	1,971		9%

Average gross profit per unit
New vehicle:
Luxury	$4,261	$3,264	$997		31%
Import	1,379	663	716		108%
Domestic	2,774	1,655	1,119		68%
Total new vehicle	2,269	1,439	830		58%
Used vehicle retail	2,036	1,505	531		35%
Finance and insurance, net	1,830	1,622	208		13%
Front end yield (1)	3,992	3,090	902		29%

Gross margin
New vehicle:
Luxury	7.7%	6.1%	160 bps
Import	4.6%	2.3%	230 bps
Domestic	6.5%	4.1%	240	bps
Total new vehicle	6.0%	3.9%	210 bps
Used vehicle retail	8.5%	6.8%	170	bps
Parts and service:
Parts and service, excluding reconditioning and preparation	48.0%	47.6%	40 bps
Parts and service, including reconditioning and preparation	60.8%	62.1%	(130) bps
Total gross profit margin	18.2%	16.1%	210 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2020	2019
REVENUE:
New vehicle	$2,541.8	$2,823.9	$(282.1)	(10)%
Used vehicle:
Retail	1,366.0	1,449.8	(83.8)	(6)%
Wholesale	144.2	140.6	3.6	3%
Total used vehicle	1,510.2	1,590.4	(80.2)	(5)%
Parts and service	628.0	669.7	(41.7)	(6)%
Finance and insurance, net	217.8	232.3	(14.5)	(6)%
TOTAL REVENUE	4,897.8	5,316.3	(418.5)	(8)%
GROSS PROFIT:
New vehicle	135.6	114.8	20.8	18%
Used vehicle:
Retail	106.1	102.2	3.9	4%
Wholesale	10.9	0.6	10.3	NM
Total used vehicle	117.0	102.8	14.2	14%
Parts and service	380.7	417.4	(36.7)	(9)%
Finance and insurance, net	217.8	232.3	(14.5)	(6)%
TOTAL GROSS PROFIT	851.1	867.3	(16.2)	(2)%
OPERATING EXPENSES:
Selling, general and administrative	553.4	593.7	(40.3)	(7)%
Depreciation and amortization	29.0	26.7	2.3	9%
Franchise rights impairment	23.0	—	23.0	—%
Other operating expense, net	9.4	1.0	8.4	NM
INCOME FROM OPERATIONS	236.3	245.9	(9.6)	(4)%
OTHER EXPENSES (INCOME):
Floor plan interest expense	14.1	29.7	(15.6)	(53)%
Other interest expense, net	41.7	41.2	0.5	1%
Loss on extinguishment of long-term debt, net	20.6	—	20.6	—%
Gain on dealership divestitures, net	(58.4)	(11.7)	(46.7)	NM
Total other expenses, net	18.0	59.2	(41.2)	(70)%
INCOME BEFORE INCOME TAXES	218.3	186.7	31.6	17%
Income tax expense	53.0	45.9	7.1	15%
NET INCOME	$165.3	$140.8	$24.5	17%
EARNINGS PER COMMON SHARE:
Basic—
Net income	$8.61	$7.37	$1.24	17%
Diluted—
Net income	$8.56	$7.30	$1.26	17%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	19.2	19.1	0.1	1%
Restricted stock	—	0.1	(0.1)	(100)%
Performance share units	0.1	0.1	—	—%
Diluted	19.3	19.3	—	—%
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Nine Months Ended September 30,		Increase (Decrease)		% Change
	2020	2019
Unit sales
New vehicle:
Luxury	15,508	16,933	(1,425)		(8)%
Import	37,886	45,697	(7,811)		(17)%
Domestic	13,198	15,006	(1,808)		(12)%
Total new vehicle	66,592	77,636	(11,044)		(14)%
Used vehicle retail	59,151	66,330	(7,179)		(11)%
Used to new ratio	88.8%	85.4%	340 bps
Average selling price
New vehicle	$38,170	$36,374	$1,796		5%
Used vehicle retail	23,093	21,857	1,236		6%
Average gross profit per unit
New vehicle:
Luxury	$4,004	$3,425	$579		17%
Import	1,122	689	433		63%
Domestic	2,349	1,686	663		39%
Total new vehicle	2,036	1,479	557		38%
Used vehicle retail	1,794	1,541	253		16%
Finance and insurance, net	1,732	1,614	118		7%
Front end yield (1)	3,654	3,121	533		17%
Gross margin
New vehicle:
Luxury	7.2%	6.2%	100 bps
Import	3.8%	2.4%	140 bps
Domestic	5.5%	4.2%	130 bps
Total new vehicle	5.3%	4.1%	120 bps
Used vehicle retail	7.8%	7.0%	80 bps
Parts and service	60.6%	62.3%	(170) bps
Total gross profit margin	17.4%	16.3%	110 bps
SG&A metrics
Rent expense	$20.8	$20.3	$0.5		2%
SG&A as a percentage of gross profit	65.0%	68.5%	(350) bps
SG&A, excluding rent expense as a percentage of gross profit	62.6%	66.1%	(350) bps
Adjusted SG&A as a percentage of gross profit	64.9%	68.5%	(360) bps
Operating metrics
Income from operations as a percentage of revenue	4.8%	4.6%	20	bps
Income from operations as a percentage of gross profit	27.8%	28.4%	(60)	bps
Adjusted income from operations as a percentage of revenue	5.5%	4.7%	80	bps
Adjusted income from operations as a percentage of gross profit	31.8%	28.6%	320 bps
Revenue mix
New vehicle	51.9%	53.1%
Used vehicle retail	28.0%	27.3%
Used vehicle wholesale	2.9%	2.6%
Parts and service	12.8%	12.6%
Finance and insurance	4.4%	4.4%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	15.9%	13.2%
Used vehicle retail	12.5%	11.8%
Used vehicle wholesale	1.3%	0.1%
Parts and service	44.7%	48.1%
Finance and insurance	25.6%	26.8%
Total gross profit	100.0%	100.0%
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2020	2019
Revenue
New vehicle:
Luxury	$770.0	$896.1	$(126.1)	(14)%
Import	1,037.5	1,175.3	(137.8)	(12)%
Domestic	484.0	543.4	(59.4)	(11)%
Total new vehicle	2,291.5	2,614.8	(323.3)	(12)%
Used Vehicle:
Retail	1,241.9	1,332.5	(90.6)	(7)%
Wholesale	127.5	130.2	(2.7)	(2)%
Total used vehicle	1,369.4	1,462.7	(93.3)	(6)%
Parts and service	571.0	628.8	(57.8)	(9)%
Finance and insurance, net	202.2	215.6	(13.4)	(6)%
Total revenue	$4,434.1	$4,921.9	$(487.8)	(10)%

Gross profit
New vehicle:
Luxury	$53.2	$55.6	$(2.4)	(4)%
Import	38.9	29.1	9.8	34%
Domestic	26.6	22.5	4.1	18%
Total new vehicle	118.7	107.2	11.5	11%
Used Vehicle:
Retail	95.7	95.4	0.3	—%
Wholesale	9.9	0.8	9.1	NM
Total used vehicle	105.6	96.2	9.4	10%
Parts and service:
Customer pay	124.5	149.7	(25.2)	(17)%
Warranty	36.2	42.1	(5.9)	(14)%
Wholesale parts	133.8	141.9	(8.1)	(6)%
Parts and service, excluding reconditioning and preparation	294.5	333.7	(39.2)	(12)%
Reconditioning and preparation	50.7	58.3	(7.6)	(13)%
Total parts and service	345.2	392.0	(46.8)	(12)%
Finance and insurance	202.2	215.6	(13.4)	(6)%
Total gross profit	$771.7	$811.0	$(39.3)	(5)%

SG&A expense	$507.7	$556.8	$(49.1)	(9)%
SG&A expense as a percentage of gross profit	65.8%	68.7%	(290) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2020	2019
Unit sales
New vehicle:
Luxury	13,863	16,293	(2,430)	(15)%
Import	35,457	41,775	(6,318)	(15)%
Domestic	11,487	13,551	(2,064)	(15)%
Total new vehicle	60,807	71,619	(10,812)	(15)%
Used vehicle retail	54,299	60,826	(6,527)	(11)%
Used to new ratio	89.3%	84.9%	440 bps

Average selling price
New vehicle	$37,685	$36,510	$1,175	3%
Used vehicle retail	22,872	21,907	965	4%

Average gross profit per unit
New vehicle:
Luxury	$3,838	$3,413	$425	12%
Import	1,097	697	400	57%
Domestic	2,316	1,660	656	40%
Total new vehicle	1,952	1,497	455	30%
Used vehicle retail	1,762	1,568	194	12%
Finance and insurance, net	1,757	1,628	129	8%
Front end yield (1)	3,619	3,158	461	15%

Gross margin
New vehicle:
Luxury	6.9%	6.2%	70 bps
Import	3.7%	2.5%	120 bps
Domestic	5.5%	4.1%	140 bps
Total new vehicle	5.2%	4.1%	110 bps
Used vehicle retail	7.7%	7.2%	50 bps
Parts and service:
Parts and service, excluding reconditioning and preparation	51.6%	53.1%	(150) bps
Parts and service, including reconditioning and preparation	60.5%	62.3%	(180) bps
Total gross profit margin	17.4%	16.5%	90 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures (In millions)
(Unaudited)

	September 30, 2020	December 31, 2019	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$4.1	$3.5	$0.6	17%
New vehicle inventory (a)	578.5	802.6	(224.1)	(28)%
Used vehicle inventory (b)	203.9	140.1	63.8	46%
Parts inventory (c)	46.3	42.3	4.0	9%
Total current assets	1,298.0	1,602.6	(304.6)	(19)%
Floor plan notes payable (d)	695.6	788.0	(92.4)	(12)%
Total current liabilities	1,212.7	1,247.0	(34.3)	(3)%

CAPITALIZATION:
Long-term debt (including current portion) (e)	$1,223.8	$939.4	$284.4	30%
Shareholders' equity	811.9	646.3	165.6	26%
Total	$2,035.7	$1,585.7	$450.0	28%
_____________________________
(a) Excluding $5.1 million and $56.3 million of new vehicle inventory classified as Assets held for sale as of September 30, 2020 and December 31, 2019, respectively
(b) Excluding $1.4 million and $8.6 million of used vehicle inventory classified as Assets held for sale as of September 30, 2020 and December 31, 2019, respectively
(c) Excluding $0.4 million and $2.8 million of parts inventory classified as Assets held for sale as of September 30, 2020 and December 31, 2019, respectively
(d) Excluding $5.8 million and $62.8 million of Floor plan notes payable classified as Liabilities associated with assets held for sale as of September 30, 2020 and December 31, 2019, respectively
(e) Excluding $16.6 million and $28.1 million of Long-term debt classified as Liabilities associated with assets held for sale as of September 30, 2020 and December 31, 2019, respectively

	September 30, 2020	December 31, 2019	September 30, 2019
DAYS SUPPLY
New vehicle inventory	47	66	76
Used vehicle inventory	35	29	36
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand-

	For the Nine Months Ended September 30,
	2020	2019
Luxury:
Mercedes-Benz	8%	7%
Lexus	8%	6%
BMW	6%	6%
Acura	4%	4%
Infiniti	2%	3%
Other luxury	6%	7%
Total luxury	34%	33%
Imports:
Honda	18%	19%
Toyota	13%	13%
Nissan	6%	9%
Other imports	7%	5%
Total imports	44%	46%
Domestic:
Ford	9%	9%
Chevrolet	6%	6%
Dodge	4%	3%
Other domestics	3%	3%
Total domestic	22%	21%
Total New Vehicle Revenue	100%	100%

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted leverage ratio," "Adjusted income from operations," "Adjusted net income," " Adjusted operating margins," and "Adjusted diluted earnings per share ("EPS")." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables provide reconciliations for our non-GAAP metrics:

	For the Twelve Months Ended
	September 30, 2020	June 30, 2020
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$1,223.8	$1,233.5
Debt included in Liabilities held for sale	16.6	—
Cash and floor plan offset	(43.9)	(729.9)
Availability under our used vehicle revolving floor plan facility	(103.7)	(17.0)
Adjusted long-term net debt	$1,092.8	$486.6

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net Income	$208.9	$157.7

Depreciation and amortization	38.5	37.7
Income tax expense	66.7	49.5
Swap and other interest expense	56.3	57.0
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$370.4	$301.9

Non-core items - expense (income):
Gain on dealership divestitures	$(58.4)	$(33.7)
Legal settlements	(2.7)	(2.7)
Gain on sale of real estate	(0.3)	(0.3)
Franchise rights impairment	30.1	30.1
Real estate-related charges	1.3	0.6
Park Place related acquisition costs	12.9	11.6
Loss on debt extinguishment	20.7	20.7
Total non-core items	3.6	26.3

Adjusted EBITDA	$374.0	$328.2

Pro forma EBITDA for Acquisitions and Divestitures	$77.5	$—
Pro forma Adjusted EBITDA	$451.5	$328.2

Pro forma Adjusted net leverage ratio	2.4	1.5

	For the Three Months Ended September 30,
	2020	2019
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$119.1	$82.2
Park Place related acquisition costs	1.3	—
Real estate-related charges	0.7	—
Adjusted income from operations	$121.1	$82.2

Adjusted net income:
Net income	$96.2	$45.0

Non-core items - (income) expense:
Gain on dealership divestiture	(24.7)	—
Real estate-related charges	0.7	—
Park Place related acquisition costs	1.3	—
Income tax effect on non-core items above	5.7	—
Total non-core items	(17.0)	—
Adjusted net income	$79.2	$45.0

Adjusted diluted earnings per share (EPS):
Diluted EPS	$4.96	$2.33

Total non-core items	(0.88)	—
Adjusted diluted EPS	$4.08	$2.33

Weighted average common shares outstanding - diluted	19.4	19.3

Adjusted Selling, general, and administrative expense:
Selling, general, and administrative expense	$206.5	$202.0
Park Place related acquisition costs	(1.3)	—
Adjusted Selling, general, and administrative expense:	$205.2	$202.0

	For the Nine Months Ended September 30,
	2020	2019
	(In millions, except per share data)
Adjusted income from operations:
Income from operations	$236.3	$245.9
Legal settlements	(2.1)	—
Gain on sale of real estate	(0.3)	(0.3)
Real estate-related charges	0.7	—
Park Place related costs	11.6	—
Park Place acquisition costs	1.3	—
Franchise rights impairment	23.0	—
Fixed assets write-off	—	2.4
Adjusted income from operations	$270.5	$248.0

Adjusted net income:
Net income	$165.3	$140.8

Non-core items - (income) expense:
Gain on dealership divestitures	(58.4)	(11.7)
Legal settlements	(2.1)	—
Gain on sale of real estate	(0.3)	(0.3)
Real estate-related charges	0.7	—
Park Place related costs	11.6	—
Park Place acquisition costs	1.3	—
Loss on extinguishment of debt	20.7	—
Franchise rights impairment	23.0	—
Fixed assets write-off	—	2.4
Income tax effect on non-core items above	0.9	2.4
Total non-core items	(2.6)	(7.2)
Adjusted net income	$162.7	$133.6

Adjusted diluted earnings per share (EPS):
Diluted EPS	$8.56	$7.30

Total non-core items	(0.13)	(0.38)
Adjusted diluted EPS	$8.43	$6.92

Weighted average common shares outstanding - diluted	19.3	19.3

Adjusted Selling, general, and administrative expense:
Selling, general, and administrative expense	$553.4	$593.7
Park Place related acquisition costs	(1.3)	—
Adjusted Selling, general, and administrative expense:	$552.1	$593.7